Exhibit (e)(i)

IN WITNESS WHEREOF, the parties hereto have caused this

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Amended Schedule 1 to the Distribution Agreement between American Beacon Funds, American Beacon Mileage Funds and American Beacon Select Funds and Foreside Fund Services, LLC to update series as of February 5, 2008, and

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Amended Schedule 2 to the Distribution Agreement between American Beacon Funds, American Beacon Mileage Funds and American Beacon Select Funds and Foreside Fund Services, LLC to amend the Authorized Persons, to be executed in their names and on their behalf by and through their duly authorized officers, as of February 5, 2008.

AMERICAN BEACON FUNDS, AMERICAN BEACON MILEAGE FUNDS AND AMERICAN BEACON SELECT FUNDS

By:

Print Name:

Title:

FORESIDE FUND SERVICES, LLC

By:

Print Name:

Title:

AMERICAN BEACON FUNDS

AMERICAN BEACON MILEAGE FUNDS

AMERICAN BEACON SELECT FUNDS

DISTRIBUTION AGREEMENT

Schedule 1

Funds and Classes of the Clients

As of February 5, 2008

Funds	Classes
American Beacon Funds
Balanced Fund	AMR, Institutional, PlanAhead, Service
Large Cap Value Fund	AMR, Institutional, PlanAhead, Service
Large Cap Growth Fund	AMR, Institutional, PlanAhead, Service
Mid-Cap Value Fund	AMR Institutional, Service
Small Cap Value Fund	AMR, Institutional, PlanAhead, Service
S&P 500 Index Fund	Institutional, PlanAhead
Small Cap Index Fund	Institutional
Small Cap Value Opportunity Fund	Institutional, PlanAhead
International Equity Index Fund	Institutional
International Equity Fund	AMR, Institutional, PlanAhead, Service
Emerging Markets Fund	AMR, Institutional, PlanAhead
High Yield Bond Fund	AMR, Institutional, PlanAhead
Enhanced Income Fund	PlanAhead
Treasury Inflation Protected Securities Fund	Institutional
Intermediate Bond Fund	Institutional
Short-Term Bond Fund	Institutional, PlanAhead
Money Market Fund	BBH, Cash Management, Institutional, PlanAhead

U.S. Government Money Market Fund	Cash Management, PlanAhead

American Beacon Mileage Funds
Money Market Mileage Fund	Mileage

American Beacon Select Funds
Money Market Select Fund
U.S. Gov’t. Money Market Select Fund

AMERICAN BEACON FUNDS

AMERICAN BEACON MILEAGE FUNDS

AMERICAN BEACON SELECT FUNDS

DISTRIBUTION AGREEMENT

Schedule 2

Authorized Persons

1. Authorized Persons:

In addition to the officers (including assistant officers) of the Clients, the following persons are authorized to give Instructions to Foreside with respect to this Agreement:

Name	Title
Douglas G. Herring	President
William F. Quinn	Executive Vice President
Rebecca L. Harris	Treasurer
Rosemary K. Behan	Vice President/Secretary
Christina E. Sears	Chief Compliance Officer

2. Change in Authorized Persons

Any change in Authorized Persons shall only be made in accordance with Section 2.6(d) of the Agreement.

February 5, 2008